EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2019 RESULTS

- Record Third Quarter Revenues of $2.29 billion, 11.8% Increase Year-over-Year -
- Record Third Quarter Diluted EPS from Cont. Operations of $1.45, 6.6% Increase Year-over-Year -
- Year-To-Date Operating Cash Flow of $176.9 million, 168.5% Increase Year-over-Year -
- Total Remaining Performance Obligations of $4.04 billion, 1.6% Increase Year-over-Year -
- Increases 2019 Revenue Guidance to $9.0 billion from $8.8-$8.9 billion -
- Increases 2019 Diluted EPS Guidance Range to $5.65-$5.75 from $5.50-$5.75 -

NORWALK, CONNECTICUT, October 29, 2019 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2019.

For the third quarter of 2019, net income from continuing operations attributable to EMCOR was $81.8 million, or $1.45 per diluted share, compared to $79.9 million, or $1.36 per diluted share, for the third quarter of 2018. Revenues for the third quarter of 2019 totaled $2.29 billion, an increase of 11.8%, compared to $2.05 billion for the third quarter of 2018.

Operating income for the third quarter of 2019 was $115.7 million, or 5.1% of revenues. This compares to $111.8 million, or 5.5% of revenues, for the third quarter of 2018.

Selling, general and administrative expenses for the third quarter of 2019 totaled $220.1 million, or 9.6% of revenues, compared to $197.3 million, or 9.6% of revenues, for the third quarter of 2018.

The Company's income tax rate for the third quarter of 2019 was 27.9%, compared to an income tax rate of 27.1% in the year ago period.

Remaining performance obligations as of September 30, 2019 were $4.04 billion compared to $3.97 billion at September 30, 2018. Total U.S. remaining performance obligations grew $71.3 million year-over-year.

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EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company had another excellent quarter, achieving record third quarter revenues, operating income, net income attributable to EMCOR, and diluted earnings per share from continuing operations. These strong results were driven by solid project execution across our business. Year-over-year revenues increased 11.8% of which 8.1% was organic growth, driven by double-digit revenue growth in our U.S. Construction and U.S. Building Services segments. In addition to our strong revenue performance, we continued to capitalize on the sustained demand that we are seeing in the market, underscored by our year-over-year growth in remaining performance obligations. Additionally, we generated strong operating cash flow in the quarter, delivering $219.1 million, up 122.4% year-over-year.”

Mr. Guzzi added, “Our U.S. Construction segments continue to deliver robust revenue performance, posting a combined 14.3% increase year-over-year, with organic growth of 10.4%, despite our strong performance in the comparative period. Healthy operating margins of 6.1% in our U.S. Electrical Construction segment and 7.0% in our U.S. Mechanical Construction segment reflect solid execution across our portfolio of construction projects. Our U.S. Building Services segment posted its fourth consecutive quarter of double-digit revenue growth with operating margin expansion of 40 basis points as our mechanical services and commercial site-based divisions demonstrated exceptional performance. While we had a difficult comparison in our U.S. Industrial Services segment following the resumption of normalized demand in the third quarter of last year, we are well-positioned with our industrial customers and look to a normal fall turnaround season. Finally, our U.K. Building Services segment continues to take advantage of attractive project opportunities for both new and existing customers, despite facing significant macroeconomic uncertainties.”

Revenues for the first nine months of 2019 totaled $6.77 billion, an increase of 14.7% compared to $5.90 billion for the first nine months of 2018. Net income from continuing operations attributable to EMCOR for the first nine months of 2019 was $238.2 million, or $4.22 per diluted share, compared to $206.6 million, or $3.52 per diluted share, for the first nine months of 2018. Excluding an impairment charge of $0.9 million recorded in the second quarter of 2018, non-GAAP net income from continuing operations attributable to EMCOR for the first nine months of 2018 was $207.5 million, or $3.54 per diluted share.

Operating income for the first nine months of 2019 was $338.0 million, or 5.0% of revenues, compared to $289.4 million, or 4.9% of revenues, for the first nine months of 2018. Excluding the impairment charge referenced above, non-GAAP operating income for the first nine months of 2018 was $290.3 million, or 4.9% of revenues. SG&A totaled $652.5 million, or 9.6% of revenues, for the first nine months of 2019 compared to $578.3 million, or 9.8% of revenues, for the first nine months of 2018.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Based on year-to-date performance and favorable project mix, and assuming the continuation of current market conditions, EMCOR is raising its full-year 2019 revenue guidance to $9.0 billion, an increase from the prior guidance range of $8.8-$8.9 billion. The Company now also expects full-year 2019 diluted earnings per share from continuing operations to be in the range of $5.65-$5.75, an increase from the prior guidance range of $5.50-$5.75.

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EMCOR Reports Third Quarter Results	Page 3

Mr. Guzzi concluded, “We are very pleased with our performance thus far in 2019 and are poised to close out another record year. For the third time this year, we are raising our guidance for both revenue and diluted earnings per share from continuing operations for the full year to reflect our exceptional results and the expectation of sustained strength across our segments. We remain committed to prudently deploying our capital, primarily through organic investments and strategic acquisitions. Our disciplined acquisition strategy was underscored by our recent announcement of an agreement to acquire Batchelor & Kimball, which we expect will close in the coming weeks. Looking ahead, we are pleased with the solid growth that we continue to see in both our business and the non-residential construction market and firmly believe we are well-positioned for a strong start to 2020.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Tuesday, October 29, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2018 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our on-going operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenues	$2,287,741	$2,047,049	$6,770,671	$5,901,323
Cost of sales	1,951,754	1,737,710	5,779,550	5,032,021
Gross profit	335,987	309,339	991,121	869,302
Selling, general and administrative expenses	220,119	197,334	652,536	578,266
Restructuring expenses	119	229	567	693
Impairment loss on identifiable intangible assets	—	—	—	907
Operating income	115,749	111,776	338,018	289,436
Net periodic pension (cost) income	381	615	1,187	2,069
Interest expense, net	(2,678)	(2,736)	(8,732)	(8,011)
Income from continuing operations before income taxes	113,452	109,655	330,473	283,494
Income tax provision	31,618	29,711	92,257	76,873
Income from continuing operations	81,834	79,944	238,216	206,621
Loss from discontinued operation, net of income taxes	—	(523)	—	(1,010)
Net income including noncontrolling interests	81,834	79,421	238,216	205,611
Less: Net income attributable to noncontrolling interests	—	(48)	—	(48)
Net income attributable to EMCOR Group, Inc.	$81,834	$79,373	$238,216	$205,563

Basic earnings (loss) per common share:
From continuing operations	$1.46	$1.37	$4.24	$3.54
From discontinued operation	$—	$(0.01)	$—	$(0.02)

Diluted earnings (loss) per common share:
From continuing operations	$1.45	$1.36	$4.22	$3.52
From discontinued operation	$—	$(0.01)	$—	$(0.02)

Weighted average shares of common stock outstanding:
Basic	56,216,840	58,208,203	56,189,388	58,422,928
Diluted	56,558,450	58,541,310	56,494,430	58,754,867

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019 (Unaudited)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$368,073	$363,907
Accounts receivable, net	1,926,765	1,773,620
Contract assets	179,005	158,243
Inventories	38,721	42,321
Prepaid expenses and other	45,549	48,116
Total current assets	2,558,113	2,386,207
Investments, notes and other long-term receivables	1,478	2,899
Property, plant & equipment, net	149,023	134,351
Operating lease right-of-use assets	232,996	—
Goodwill	1,019,590	990,887
Identifiable intangible assets, net	482,785	488,286
Other assets	88,736	86,177
Total assets	$4,532,721	$4,088,807
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$18,196	$16,013
Accounts payable	584,824	652,091
Contract liabilities	565,957	552,290
Accrued payroll and benefits	387,351	343,069
Other accrued expenses and liabilities	185,414	170,935
Operating lease liabilities, current	51,632	—
Total current liabilities	1,793,374	1,734,398
Borrowings under revolving credit facility	—	25,000
Long-term debt and finance lease liabilities	247,837	254,764
Operating lease liabilities, long-term	193,502	—
Other long-term obligations	322,197	333,204
Total liabilities	2,556,910	2,347,366
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,975,165	1,740,545
Noncontrolling interests	646	896
Total equity	1,975,811	1,741,441
Total liabilities and equity	$4,532,721	$4,088,807

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2019 and 2018
(In thousands) (Unaudited)

	2019	2018
Cash flows - operating activities:
Net income including noncontrolling interests	$238,216	$205,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,412	28,685
Amortization of identifiable intangible assets	34,500	31,482
Provision for doubtful accounts	1,621	261
Deferred income taxes	(913)	4,685
Excess tax benefits from share-based compensation	(601)	(1,065)
Equity loss (income) from unconsolidated entities	1,213	(247)
Non-cash expense from contingent consideration arrangements	1,203	186
Non-cash expense for impairment of identifiable intangible assets	—	907
Non-cash share-based compensation expense	8,840	8,502
Distributions from unconsolidated entities	916	2,442
Other reconciling items	364	446
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(140,850)	(216,003)
Net cash provided by operating activities	176,921	65,892
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(79,984)	(25,710)
Proceeds from sale of property, plant and equipment	1,612	915
Purchase of property, plant and equipment	(35,829)	(28,674)
Investments in and advances to unconsolidated entities	(794)	(3,484)
Distributions from unconsolidated entities	38	82
Net cash used in investing activities	(114,957)	(56,871)
Cash flows - financing activities:
Repayments of revolving credit facility	(25,000)	—
Repayments of long-term debt and debt issuance costs	(11,400)	(11,434)
Repayments of finance lease liabilities	(3,357)	(1,050)
Dividends paid to stockholders	(13,458)	(14,036)
Repurchase of common stock	—	(90,804)
Taxes paid related to net share settlements of equity awards	(3,771)	(3,745)
Issuance of common stock under employee stock purchase plan	4,501	4,286
Payments for contingent consideration arrangements	(3,589)	(3,300)
Distributions to noncontrolling interests	(250)	—
Net cash used in financing activities	(56,324)	(120,083)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,047)	(1,985)
Increase (decrease) in cash, cash equivalents and restricted cash	3,593	(113,047)
Cash, cash equivalents and restricted cash at beginning of year (1)	366,214	469,388
Cash, cash equivalents and restricted cash at end of period (2)	$369,807	$356,341

(1)	Includes $2.3 million and $2.0 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2018 and 2017, respectively.

(2)	Includes $1.7 million and $2.4 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of September 30, 2019 and 2018, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2019	2018
Revenues from unrelated entities:
United States electrical construction and facilities services	$554,637	$485,974
United States mechanical construction and facilities services	869,188	759,495
United States building services	532,122	473,701
United States industrial services	234,166	227,313
Total United States operations	2,190,113	1,946,483
United Kingdom building services	97,628	100,566
Total worldwide operations	$2,287,741	$2,047,049

	For the nine months ended September 30,
	2019	2018
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,652,109	$1,420,268
United States mechanical construction and facilities services	2,444,683	2,168,127
United States building services	1,567,899	1,389,486
United States industrial services	788,271	610,479
Total United States operations	6,452,962	5,588,360
United Kingdom building services	317,709	312,963
Total worldwide operations	$6,770,671	$5,901,323

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2019	2018
Operating income (loss):
United States electrical construction and facilities services	$33,630	$34,473
United States mechanical construction and facilities services	61,213	59,236
United States building services	35,051	29,315
United States industrial services	5,561	7,637
Total United States operations	135,455	130,661
United Kingdom building services	4,754	4,457
Corporate administration	(24,341)	(23,113)
Restructuring expenses	(119)	(229)
Total worldwide operations	115,749	111,776
Other corporate items:
Net periodic pension (cost) income	381	615
Interest expense, net	(2,678)	(2,736)
Income from continuing operations before income taxes	$113,452	$109,655

	For the nine months ended September 30,
	2019	2018
Operating income (loss):
United States electrical construction and facilities services	$120,380	$106,309
United States mechanical construction and facilities services	156,152	156,273
United States building services	90,535	68,822
United States industrial services	31,209	12,312
Total United States operations	398,276	343,716
United Kingdom building services	14,371	12,828
Corporate administration	(74,062)	(65,508)
Restructuring expenses	(567)	(693)
Impairment loss on identifiable intangible assets	—	(907)
Total worldwide operations	338,018	289,436
Other corporate items:
Net periodic pension (cost) income	1,187	2,069
Interest expense, net	(8,732)	(8,011)
Income from continuing operations before income taxes	$330,473	$283,494

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 third quarter and year-to-date September 30, 2019 and 2018 operating income.  The following table provides a reconciliation between 2019 and 2018 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
GAAP operating income	$115,749	$111,776	$338,018	$289,436
Impairment loss on identifiable intangible assets	—	—	—	907
Non-GAAP operating income, excluding impairment loss on identifiable intangible assets	$115,749	$111,776	$338,018	$290,343

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 third quarter and year-to-date September 30, 2019 and 2018 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2019 and 2018 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$81,834	$79,896	$238,216	$206,573
Impairment loss on identifiable intangible assets (2)	—	—	—	907
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding impairment loss on identifiable intangible assets	$81,834	$79,896	$238,216	$207,480

(1)  Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount excludes de minimis income tax benefit.

EMCOR GROUP, INC.
RECONCILIATION OF 2019 AND 2018 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide non-GAAP 2019 and 2018 third quarter and year-to-date September 30, 2019 and 2018 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2019 and 2018 diluted earnings per common share based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
GAAP diluted earnings per common share from continuing operations	$1.45	$1.36	$4.22	$3.52
Impairment loss on identifiable intangible assets (1)	—	—	—	0.02
Non-GAAP diluted earnings per common share from continuing operations, excluding impairment loss on identifiable intangible assets	$1.45	$1.36	$4.22	$3.54

(1) Amount excludes de minimis income tax benefit.

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